UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2004

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

1-8246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The information in this report, including Exhibit 99.1 attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SECTION 2.  FINANCIAL INFORMATION.

Item 2.02 Results of Operations and Financial Condition.

On September 22, 2004, Harold M. Korell, President and Chief Executive Officer for Southwestern Energy Company, made a presentation to investors in Greenwich, Connecticut. The presentation noted the recent changes to the company's production guidance, updated financial guidance with respect to different NYMEX price scenarios and their corresponding estimated impact on the company's results, increase in capital expenditures for 2004 and resulting impact on investments by operating area, and provided a recent operational update to its Fayetteville Shale play in Arkansas. The investor presentation materials are attached as Exhibit 99.1 hereto.

SECTION 7.  REGULATION FD.

Item 7.01 Regulation FD Disclosure.

On September 22, 2004, Harold M. Korell, President and Chief Executive Officer for Southwestern Energy Company, made a presentation to investors in Greenwich, Connecticut. The presentation noted the recent changes to the company's production guidance, updated financial guidance with respect to different NYMEX price scenarios and their corresponding estimated impact on the company's results, increase in capital expenditures for 2004 and resulting impact on investments by operating area, and provided a recent operational update to its Fayetteville Shale play in Arkansas. The investor presentation materials are attached as Exhibit 99.1 hereto.

As discussed on page 2 of Exhibit 99.1, the investor presentation contains forward-looking statements within the meaning of federal securities laws. These statements are present expectations and are subject to the limitations listed in the presentation and in the company's other reports filed with the Securities Exchange Commission (the "SEC"). Unless otherwise required by applicable securities laws, the company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The investor presentation includes historical revenues for 2000 which excludes unusual and extraordinary items. As a result of this exclusion, this presentation is a non-GAAP financial measure as defined under applicable rules and regulations of the SEC. The company provided this financial measure because the removal of unusual, extraordinary and non-recurring items provides a more consistent basis for comparing subsequent years. A reconciliation of this non-GAAP measure is set forth below:

Exhibit 99.1 page 34 year 2000 presentation reconciled to GAAP standards
Net Income as reported	$(46.7)
Add back:
Unusual Items	68.2
Gain on Sale of Utility Assets	(1.9)
Loss on Retirement of Debt	.9
Exhibit 99.1 page 34 year 2000 Net Income	$20.5

The investor presentation also includes information regarding net cash provided by operating activities before changes in operating assets and liabilities and net income plus interest, income tax expense, depreciation, depletion and amortization (also referred to as EBITDA) which are non-GAAP financial measures as defined under applicable rules and regulations of the SEC. The investor presentation includes an explanation as to why the company believes the presentation of these non-GAAP financial measures are useful to investors and provides a reconciliation of the non-GAAP financial measures to the closest financial measures under generally accepted accounting principles.

Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	Transcript of slide presentation accompanying the September 22, 2004 presentation to investors and analysts in Greenwich, Connecticut.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: September 22, 2004	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Transcript of slide presentation accompanying the September 22, 2004 presentation to investors and analysts in Greenwich, Connecticut.